UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Tennessee Valley Authority (“TVA”) announced on January 13, 2025, that Thomas C. Rice has been appointed as TVA’s new Senior Vice President and Chief Financial Officer, effective January 27, 2025. Mr. Rice, 45, will be responsible for directing all of TVA’s financial functions, including treasury, risk management, accounting, financial operations and performance, financial planning and investor relations. He will succeed John M. Thomas, III, who, on December 2, 2024, announced his retirement from his position with TVA effective March 7, 2025, as reported by TVA on December 5, 2024. Until his retirement, Mr. Thomas will serve as Executive Vice President and Advisor to the Chief Executive Officer and assist with the transition of his responsibilities.

Mr. Rice has been the Senior Vice President, Finance at TVA since August 2024. He served as the Vice President, Treasurer and Chief Risk Officer from August 2023 to August 2024, as the Vice President, Financial Operations and Performance from October 2018 to August 2023, and as the Director, Business Planning and Analysis from June 2017 to October 2018. Mr. Rice joined TVA in 2002 and held a number of other positions before assuming the role of Director, Business Planning and Analysis.

In connection with his promotion, Mr. Rice’s salary will increase from $384,560 to $600,000. He will continue to be a participant in TVA’s Executive Annual Incentive Plan (“EAIP”), and his target annual incentive opportunity will increase from 55 percent to 75 percent of his annual salary. As such, Mr. Rice will receive an additional EAIP award for the year ending September 30, 2025. The aggregate EAIP target award for the year ending September 30, 2025, will be $367,445. These EAIP awards are contingent upon continued employment through September 30, 2025, and subject to achievement of performance goals.

Mr. Rice will also continue be a participant in TVA’s Long-Term Incentive Plan (“LTIP”).

•Under the long-term performance (“LTP”) component of the LTIP, Mr. Rice’s target grant opportunity will increase from 52.3 percent to 163.3 percent of his annual salary. As such, Mr. Rice will receive new grants replacing his existing grants for the three-year performance cycles ending on September 30, 2025, September 30, 2026, and September 30, 2027. The aggregate LTP grants for these performance cycles will be $342,870, $616,000, and $893,444, respectively. LTP awards will vest upon the completion of the three-year performance cycles, contingent upon continued employment through the vesting dates and subject to achievement of performance goals.

•Under the long-term retention (“LTR”) component of the LTIP, Mr. Rice’s target grant opportunity will increase from 22.6 percent to 70.0 percent of his annual salary. As such, Mr. Rice will receive new grants replacing his existing grants for the retention periods ending on September 30, 2025, September 30, 2026, and September 30, 2027. If Mr. Rice remains employed by TVA on these dates, he will receive aggregate LTR awards of $263,037, $355,074, and $407,667, respectively.

Mr. Rice will be a participant in the TVA Restoration Plan, which is a non-qualified excess 401(k) plan designed to allow certain eligible employees whose contributions to the 401(k) plan are limited by IRS rules to save additional amounts for retirement and receive non-elective and matching employer contributions. Mr. Rice will also be a participant in the TVA Executive Severance Plan and will be entitled to the applicable benefits described in Item 11, Executive Compensation — Executive Compensation Tables and Narrative Disclosures — Retirement and Pension Plans — Executive Severance Plan in TVA’s Annual Report on Form 10-K for the year ended September 30, 2024.

There are no family relationships between Mr. Rice and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA. Mr. Rice does not have a direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with his employment as described in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: January 13, 2025	/s/ David B. Fountain
David B. Fountain
Executive Vice President and General Counsel